Exhibit 99.1

Contact: James Edgemond

Phone: (301) 608-9292

E-mail: jedgemond@unither.com

PROFESSOR KATHERINE J. KLEIN JOINS THE

UNITED THERAPEUTICS CORPORATION BOARD OF DIRECTORS

Silver Spring, MD, November 13, 2014 — United Therapeutics Corporation (NASDAQ: UTHR) announced today the appointment of Professor Katherine J. Klein, Ph.D., of The Wharton School of the University of Pennsylvania to its Board of Directors as an independent director.  The appointment is effective as of November 11, 2014.

Professor Klein has served as the Vice Dean of the Wharton Social Impact Initiative since July 2012, and as The Wharton School’s Edward H. Bowman Professor of Management since 2005.  She also served as Professor of Management of The Wharton School from 2004 to 2005.  Prior to joining Wharton, Professor Klein was on the faculty of the University of Maryland and a visiting professor at the Stanford Graduate School of Business. She received her B.A. from Yale University, and her Ph.D. in Community Psychology from the University of Texas at Austin. An award-winning organizational psychologist, Professor Klein has conducted extensive field research regarding a range of topics including team leadership, climate, conflict, social networks and effectiveness; organizational change and technology implementation; employee diversity; and employee responses to stock ownership. She has taught executive education, studied, and consulted with a variety of for-profit and non-profit organizations including Charles Schwab, Rohm and Haas, North American Scientific, Medtronic, The Baltimore Shock Trauma Center, Penn Vet, the U.S. Census Bureau, and the Korean Management Association.  Her research has been published in numerous top journals including Administrative Science Quarterly, Journal of Applied Psychology, the Academy of Management Journal, and the Academy of Management Review. She is also a former associate editor of the Journal of Applied Psychology and Administrative Science Quarterly. Professor Klein is a Fellow of the Academy of Management, the Society for Industrial and Organizational Psychology, the American Psychological Association, and the Association for Psychological Science.

“We greatly value Professor Klein’s outstanding achievements and experience,” said Martine Rothblatt, Ph.D., United Therapeutics’ Chairman and Chief Executive Officer.  “We look forward to adding her voice to our Board deliberations, particularly on matters relating to organizational development as we continue our focus on maximizing our growth while maintaining our entrepreneurial culture.”

“I am very pleased to join United Therapeutics’ Board of Directors,” said Professor Klein. “I admire the company’s commitment to helping patients who are suffering from rare diseases and am thrilled to be joining such an accomplished leadership team.”

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening cardiovascular and infectious diseases and cancer.  [uthr-g]

Forward-Looking Statements

Statements included in this press release concerning the expected contributions of and guidance by Professor Klein and future growth of the company are “forward-looking statements” within the meaning of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, which could cause actual results to differ materially from anticipated results.  We are providing this information as of November 13, 2014, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason.